UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________

FORM 8-K
_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

Four Star Holdings, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-53439	26-1427633
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

100 Four Star Lane
Odenville, Alabama 35120
(Address of Principal Executive Offices including Zip Code)

(205) 640-3726
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On February 10, 2010, Four Star Holdings, Inc., a Florida corporation (the “Company”), entered into a strategic consulting relationship with Private Resources, LLC, a Wyoming limited liability company (the “Consultant”), with its principal offices located at 218 Main Street, Suite 164, Setauket, New York  11733 to provide financial advisory services and related business consulting services in connection with the growth, development and management of its business, including but not limited to, providing the Company with introductions to foreign and domestic broker-dealers, financial institutions, attorneys, accountants, market makers, analysts, investment advisors, marketing personnel and potential officers and directors pursuant to that certain Agreement dated February 10, 2010 by and between the Company and the Consultant (the “Agreement”).  The term of the Agreement is for a period of one year; provided, however, that either party may cancel the Agreement on 30 days prior written notice to the other party in the event of a non-cured material breach of the Agreement.  The Consultant’s compensation pursuant to the Agreement is Three Percent (3%) of the amount of any direct funding in the Company caused by the Consultant and 2,000,000 shares of common stock of the Company (the “Shares”), which are deemed to be “restricted shares”, and subject to the provisions of Rule 144 promulgated under the Securities Exchange of 1934, as amended.  The Agreement contains mutual confidentiality and indemnifications provisions for the benefit of the parties.  The Agreement also contains a 12 month lock-up agreement by the Consultant to not sell, assign or transfer the Shares and leak out provisions restricting the sale or transfer of the Shares to no more than 10% of the previous month’s average daily trading volume.

Item 3.02                      Unregistered Sales of Equity Securities

The following is a summary of unregistered sales of equity securities by the Company.  Each offer and sale was made in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated under Section 4(2) of the Securities Act, as transactions by an issuer not involving any public offering.  The purchaser was an “accredited investor” known to us through a pre-existing business relationship.  The purchaser was provided access to all material information which it requested, and all information necessary to verify such information and was afforded access to our management in connection with its purchase. The purchaser of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to the registrant. The stock certificate representing such securities that were issued contained a restrictive legend, prohibiting further transfer of the stock certificate representing such securities, without such securities either being first registered or otherwise exempt from registration under the Securities Act, in any further resale or disposition.

On February 10, 2010, we issued 2,000,000 shares of common stock to the Consultant for services to be rendered by the Consultant to the Company.  We believe that the issuance of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2).

On February 10, 2010, we issued an aggregate of 12,000,000 shares of common stock of the Company, of which six (6) million were issued to each of Frances Mize and Bobby R. Smith, Jr.  We believe that the issuance of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2).

On February 10, 2010, we issued an aggregate of 200,000 shares of common stock of the Company, to Joseph L. Pittera, attorney for the Company for services.  We believe that the issuance of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2).

Item 9.01 Exhibits

The following Exhibits are filed herein:

Exhibit 10.1	Agreement dated February 10, 2010 by and between the Company and Private Resources, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR STAR HOLDINGS, INC.

(Registrant)

 Dated: February 16, 2010

By:/s/ Bobby R. Smith, Jr.
    Bobby R. Smith, Jr.
    President and Chief Executive Officer

Index to Exhibits

Four Star Holdings, Inc.
Index to Exhibits

Exhibit 10.1	Agreement dated February 10, 2010 by and between the Company and Private Resources, LLC